UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2012

Atlas Energy, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2012, Atlas Energy, L.P. (the “Partnership”) held its 2012 Annual Meeting of Unitholders (the “Annual Meeting”). The final results of voting on each of the items submitted to a vote of unitholders at the Annual Meeting are provided below.

1.	Each of the following nominees was elected to the Board of Directors of the Partnership’s General Partner as follows:

Nominee	Units For	Units Withheld	Broker Non-Votes
Dennis A. Holtz	19,294,367	95,369	19,905,101
William G. Karis	19,343,005	46,731	19,905,101
Harvey G. Magarick	19,341,555	48,181	19,905,101

2.	The unitholders ratified the appointment of Grant Thornton LLP as the Partnership’s independent registered public accounting firm for the 2012 fiscal year. The number of units cast in favor of the ratification of Grant Thornton LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
39,206,291	23,178	65,368	0

3.	The unitholders voted to approve the compensation of the Partnership’s named executive officers disclosed in the proxy statement, with 95.67 percent of the votes cast voting “For” the proposal. The unitholder vote is advisory and non-binding. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
18,550,732	483,335	355,662	19,905,108

4.	The voting results are set forth below on the proposal that the unitholders determine, on an advisory basis, whether the frequency of an advisory vote on the executive compensation of the Partnership’s named executive officers as set forth in the proxy statement should be every year, every two years or every three years.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
13,699,652	147,958	5,217,626	324,496	19,905,105

Consistent with the recommendation of the unitholders, the Board of Directors of the general partner of the Partnership has determined that the Partnership will conduct an advisory vote on the compensation of its Named Executive Officers every year until the next required vote on the frequency of the unitholder vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2012	ATLAS ENERGY, L.P.

	By:	Atlas Energy GP, LLC, its general partner

	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Its:	Vice President, Chief Legal Officer and Secretary

3